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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported) December 9, 1999
                                                  ------------------------------

                           Casinovations Incorporated
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               (Exact name of Registrant as specified in charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

        000-25855                                         91-1696010
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(Commission File Number)                       (IRS Employee Identification No.)

6830 Spencer Street, Las Vegas, Nevada                                89119
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code      (702) 733-7195
                                                     ---------------------------

         Former Address: 6744 South Spencer Street, Las Vegas, NV 89119
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          (Former name or former address, if changed since last report)



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ITEM 5.    OTHER EVENTS

         APPOINTMENT OF CHIEF FINANCIAL OFFICER

         On December 9, 1999, Casinovations Incorporated (the "Company") named Michael C. McDonald, the Company's acting Chief Financial Officer, to the position of Chief Financial Officer. Mr. McDonald is a certified public accountant and received his B.A. in accounting from Brigham Young University and his M.B.A. from the University of Utah.

         GRANT OF STOCK APPRECIATION RIGHTS

         On December 10, 1999, the Company announced that it would grant to each employee who was employed by the Company as of December 10, 1999, approximately 90 individuals, a stock appreciation right to receive an amount of cash based upon the appreciation in value of 100 shares of the Company's common stock with an exercise price of $2.60. This non-transferable stock appreciation right must be exercised in its entirety and terminates upon the earlier of the termination of the employee's employment, 180 days after the employee's death and three years after the employee's retirement. As of the date of this report, the Company is in the process of formally issuing the stock appreciation rights to the eligible employees.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

          (a)      Financial Statements of Businesses Acquired.

                  Not Applicable.

          (b)      Pro Forma Financial Information.

                  Not Applicable.

          (c)      Exhibits.

                  Not Applicable.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               CASINOVATIONS INCORPORATED



Date:  December 20, 1999               By: /s/ Steven J. Blad
                                           -----------------------------------
                                           Steven J. Blad
                                           President and Chief Executive Officer